Exhibit 10.1

EXECUTION COPY

THIS NOTE AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. the note and any such SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS NOTE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

THIS NOTE IS SUBJECT TO an intercreditor AGREEMENT, DATED AS OF AUGUST 15, 2025, BY AND AMONG the company (AS DEFINED BELOW), THE GUARANTORS (AS DEFINED BELOW), the holder AND Horsepower Management LLC, IN ITS CAPACITY AS FIRST LIEN AGENT, AS MAY BE amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “intercreditor agreement”).

WORKHORSE GROUP INC.

Subordinated Secured Convertible Note

Issuance Date: August 15, 2025	Original Principal Amount: U.S. $5,000,000.00

FOR VALUE RECEIVED, Workhorse Group Inc., a Nevada corporation (the “Company”), hereby promises to pay to Motive GM Holdings II LLC or its permitted registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (the “Principal”) when due, whether upon the Maturity Date, or upon acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section 22.

1.   Payments of Principal. Subject to Section 3, on the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest (and for purposes of clarity, the Company shall not be required to make any payments of Interest in cash prior to the Maturity Date, including on any Interest Date (as defined below)). Other than as specifically permitted by this Subordinated Secured Convertible Note (this “Note”), the Company may not prepay any portion of the outstanding Principal or accrued and unpaid Interest.

2.   Interest; Interest Rate.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months. On the first Business Day of each Fiscal Quarter (each, an “Interest Date”), any accrued and unpaid Interest shall be compounded and become additional Principal outstanding hereunder as of such Interest Date (each, a “Quarterly Compounding”).

(b) Prior to a Quarterly Compounding, interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Purchase Amount on any Conversion Date in accordance with Section 3 or any required payment upon any Bankruptcy Event of Default. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to the applicable Default Rate. In the event that such Event of Default is subsequently cured or waived in writing in accordance with the terms of this Note and the other Transaction Documents (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date), the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure or waiver; unless expressly provided therein, any such cure or waiver shall not relieve the Company of its obligation to pay Interest at the Default Rate for the period from the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.

3.   Conversion of Note. If there is an Equity Financing in connection with, or after, the Closing (as defined in the Merger Agreement) but on or before the Maturity Date of this Note, on the initial closing date of such Equity Financing (the “Conversion Date”), this Note will automatically convert into the number of shares of Holder Stock equal to the Purchase Amount divided by the Conversion Price. In connection with the automatic conversion of this Note into shares of Holder Stock, the Holder will execute and deliver to the Company all of the transaction documents (the “Equity Documents”) related to the Equity Financing; provided, that such documents are the same documents to be entered into with the purchasers of Standard Stock, with appropriate variations for the Holder Stock if applicable.

4.   Rights Upon Event of Default.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (iii), (iv) and (v) below shall constitute a “Bankruptcy Event of Default”:

(i) the Company’s failure to deliver the required number of shares of Holder Stock on the Conversion Date, if any;

(ii) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note (which for purposes of clarity, will be payable only on the Maturity Date or pursuant to Section 4(b) hereof) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby;

(iii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(iv) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(v) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs;

(vi) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties that are qualified by materiality, which may not be breached in any respect), or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Business Days;

(vii) a materially false or inaccurate certification (including a materially false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(viii) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 7 of this Note;

(ix) any provision of any Transaction Document (including, without limitation, the Security Documents and the Guaranties) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Guaranties);

(x) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (subject to the Intercreditor Agreement) on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xi) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect; or

(xii) any Event of Default (as defined in the Senior Notes) occurs with respect to any Senior Notes.

(b) Notice of an Event of Default; Remedies. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) to the Holder and the Collateral Agent. Upon the occurrence of any Event of Default, the Holder may by notice to the Company declare the unpaid principal balance of this Note together with all accrued and unpaid Interest thereon and all fees, Collection Costs and other sums evidenced by this Note to be immediately due and payable, whereupon the unpaid principal balance of this Note together with all accrued and unpaid interest thereon and all fees, Collection Costs and other sums evidenced by this Note shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that upon the occurrence of any Bankruptcy Event of Default, the unpaid principal balance of this Note together with all accrued and unpaid interest thereon, and all fees, Collection Costs and other sums evidenced by this Note, shall automatically become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company. The Holder’s and Collateral Agent’s rights and remedies with respect to the acceleration of this Note upon the occurrence of an Event of Default are in addition to the Holder’s and Collateral Agent’s rights and remedies under common and statutory law and under any other Transaction Documents.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder that, as of the Issuance Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. Other than as set forth on Section 5.3 of the Parent Disclosure Letter to the Merger Agreement, the Company has no Subsidiaries.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Note and the other Transaction Documents. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Note and the other Transaction Documents by the Company and its Subsidiaries, to which each is a party, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their shareholders or other governing body. This Note and the other Transaction Documents to which it is a party have been duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. The Transaction Documents to which each Subsidiary is a party has been duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of this Note) will not (i) result in a violation of the Articles of Incorporation (including, without limitation, any certificate of designation contained therein), Bylaws, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, in each case as amended to the date hereof, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, other than the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and the filing of a Listing Additional Shares Notification with the Principal Market, and with respect to issuance of the Holder Stock, the consents, approvals, filings, and notices contemplated by the Merger Agreement.

(e) Acknowledgment Regarding Holder’s Purchase of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Holder is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of common stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Holder’s purchase of the Securities. The Company further represents to the Holder that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(f)   Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(g) Transfer Taxes. On the Issuance Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of this Note will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(h) OFAC. The Company is not, and to the knowledge of the Company, no director, officer, employee, agent or other Person acting on behalf of the Company is, an individual or entity that is, or that is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of the Ukraine.

(i) USA PATRIOT Act. The Company is not a Person (i) described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of Executive Order 13224 signed on September 23, 2001, as amended, or (ii) that engages in any dealings or transactions with any such Person.

(j) Ranking of Notes. Other than the Senior Notes, no Indebtedness of the Company will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment, interest, damages, upon liquidation or dissolution or otherwise.

6. CONDITIONS PRECEDENT. The obligation of the Holder to purchase this Note on the Issuance Date is subject to the satisfaction, at or before the Issuance Date, of each of the following conditions:

(a) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to the Holder each of the Transaction Documents to which it is a party.

(b) The Company shall have delivered to the Holder a certificate evidencing the formation and good standing (if a good standing concept exists in such jurisdiction) of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Issuance Date.

(c) The Company shall have delivered to the Holder a certified copy of the Articles of Incorporation as certified by the Nevada Secretary of State within ten (10) days of the Issuance Date.

(d) Each Subsidiary shall have delivered to the Holder a certified copy of its Articles of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Issuance Date.

(e) The Company and each Subsidiary shall have delivered to the Holder a certificate, in the form acceptable to the Holder, executed by the Secretary of the Company and each Subsidiary and dated as of the Issuance Date, as to (i) the resolutions as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to the Holder, (ii) the Articles of Incorporation of the Company (the “Articles of Incorporation”) and the organizational documents of each Subsidiary and (iii) the Bylaws of the Company (the “Bylaws”) and the bylaws of each Subsidiary, each as in effect at the Issuance Date.

(f)   The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of this Note, including without limitation, those required by the Principal Market, if any.

(g) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(h) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document.

(i) The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of its Subsidiaries.

(j) The Holder shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of the Holder and the wire transfer instructions of the Company.

(k) The Company and its Subsidiaries shall have delivered to the Holder such other documents, instruments or certificates relating to the transactions contemplated by this Note as the Holder or its counsel may reasonably request.

7.   Covenants. Until this Note has been converted, paid in full or otherwise satisfied in accordance with its terms:

(a) Rank. All payments due under this Note (a) shall be subordinated to all Senior Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

(b) Merger Agreement. The Company shall comply with covenants in Section 6.1 of the Merger Agreement.

(c) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(d) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(e) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(f)   Board Composition.

(i) The Company agrees that the Holder shall be entitled to nominate one director, who shall initially be Alan Henricks (the “Nominee”) to the Company’s Board of Directors (the “Board”). The Company agrees (i) to expand the size of the Board from seven (7) directors to eight (8) directors and appoint the Nominee to the Board effective as of the date hereof; (ii) to include the Nominee as a nominee to the Board on each slate of nominees for election of the Board included in any and all annual meeting proxy statements (or consent solicitations or equivalent documents) delivered by the Company to its stockholders; (iii) to recommend the election of the Nominee to the stockholders of the Company; and (iv) without limiting the foregoing, to otherwise use its reasonable best efforts to cause the Nominee to be elected to the Board in any and all circumstances, including providing at least as high a level of support for the election of such nominee as it provides to any other individual standing for election as a director. Until the Company’s satisfaction of its closing obligations under the Merger Agreement, the Company will not increase the size of the Board to be greater than eight (8) directors without the Holder’s prior written consent.

(ii)   The Company acknowledges and agrees that the Nominee will not be removed by the Company without cause without the Holder’s prior written consent.

(iii)    The Company acknowledges and agrees that the Nominee will be paid the same non-executive director compensation that the Company pays to its other non-executive directors.

(iv) The parties acknowledge and agree that the Company’s satisfaction of its closing obligations under the Merger Agreement, even if they are in contravention of this Note, will not constitute a breach of this Section 7(f). In the event of any conflict between the terms of this Section 7(f) and the Merger Agreement, the terms of the Merger Agreement will control.

(v) Notwithstanding anything in this Section 7(f) to the contrary, the Company shall have the right to reject any appointment who, after the date hereof, is or becomes an officer, employee or director of, or who has or enters into a contractual relationship with, Motiv Power Systems, Inc.

(g) Board Observer Agreement. The Company shall have delivered evidence to the Holder of the Company’s execution of that certain Board Observer Agreement, of even date herewith (the “Board Observer Agreement”), by and among the Company, the Holder and the observer named therein. The Company shall comply with the covenants set forth in the Board Observer Agreement.

8.   Security. This Note is secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement, the other Security Documents and the Guaranties), and Collateral Agent may exercise all secured creditor rights and remedies provided therein.

9.   TAX TREATMENT. The Company and the Holder acknowledge and agree that, for U.S. federal and applicable state income tax purposes, (i) this Note shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code and any applicable regulations promulgated thereunder, (ii) the conversion of the Note pursuant to the terms set forth in Section 3 is expected to be characterized as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code or otherwise as a non-recognition transaction in which the Holder does not recognize any taxable income or gain, and (iii) all payments made by the Company under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, levies, imposts, deductions, charges, or withholdings of any nature. The Company agrees to take no positions or actions inconsistent with such treatment, including on any IRS Form 1099, unless otherwise required by (x) a final determination within the meaning of Section 1313 of the Code or (y) a change in law after the date hereof. If any taxes are required to be deducted or withheld by the Company from any amounts payable under this Note, the Company shall pay such additional amounts as may be necessary to ensure that the net amount received by the Holder after such deduction or withholding (including any such Taxes on such additional amounts) shall equal the amount that would have been received in the absence of such deduction or withholding. The Company shall promptly pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law and shall deliver to the Holder, within thirty (30) days after such payment is made, a receipt or other documentation evidencing such payment.

10.   Amending the Terms of This Note. The prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

11.   Transfer. This Note and any shares of Holder Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of any Equity Documents and applicable securities laws; provided, however, until the earlier of (i) the Closing and (ii) the date the Merger Agreement is terminated, this Note may only be transferred either (a) with the written consent of the Company or (b) to an “affiliate” (as defined under Rule 144) of the Holder.

12.   Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

13.   Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable, documented (without having the effect of waiving any attorney-client privilege), out-of-pocket costs incurred (the “Collection Costs”) by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

14.   Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15.   Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

16.   Notices; Currency; Payments.

(a) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be as set forth on the signature pages hereto or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such place as Holder may from time to time designate in writing to Company, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

17.   Cancellation. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

18.   Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the other Transaction Documents.

19.   Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

20.   Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

21.   Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

22.   Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Collateral Agent” means Motive GM Holdings II LLC, as collateral agent under the Security Documents, together with any duly appointed successors and assigns in such capacity.

(f)   “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(g) “Conversion Price” means the price per share of the Standard Stock sold in the Equity Financing multiplied by 90%.

(h) “Default Rate” means thirteen percent (13%) per annum.

(i) “Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells common stock or preferred stock; provided, however, Equity Financing shall not include the issuance and sale of shares of common stock of the Company pursuant to the At-the-Market Sales Agreement, dated March 10, 2022, between the Company and BTIG, LLC.

(j) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on December 31.

(k) “GAAP” means United States generally accepted accounting principles, consistently applied.

(l) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(m) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(n) “Guaranties” means that certain Subsidiary Guarantee, dated as of the Issuance Date, made by certain affiliates and subsidiaries of the Company (the “Guarantors”) in favor of the Holder and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(o) “Holder Stock” means the shares of the series of preferred or common stock, as applicable, issued to the Holder in an Equity Financing, having the identical rights, privileges, preferences and restrictions as the shares of Standard Stock, other than, in the event the Holder Stock is preferred stock, with respect to: (i) the per share liquidation preference and the initial conversion price for purposes of price-based anti-dilution protection, which will equal the Conversion Price; and (ii) the basis for any dividend rights, which will be based on the Conversion Price.

(p) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(q) “Interest Rate” means, as of any date of determination, eight percent (8%) per annum, subject to adjustment from time to time in accordance with Section 2.

(r)   “Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(s)   “Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets.

(t) “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below).

(u) “Maturity Date” means the earliest of (i) the date a Termination Fee (as defined in the Merger Agreement), if any, is due and payable by the Company (which for purposes of clarity, shall mean Parent under the Merger Agreement), (ii) the date that is three months following the date of termination of the Merger Agreement, other than a termination by the Company (which for purposes of clarity, shall mean Parent under the Merger Agreement) pursuant to Sections 9.1(d), 9.1(g) or 9.1(i) of the Merger Agreement and (iii) August 15, 2027.

(v) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the Issuance Date, by and among the Company, Omaha Merger Subsidiary, Inc., a Delaware corporation, Omaha Intermediate, Inc., a Delaware corporation, Omaha Intermediate 2, Inc., a Delaware corporation, and Motiv Power Systems, Inc., a Delaware corporation (“Motiv”), as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(w) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(x) “Principal Market” means the Nasdaq Capital Market.

(y) “Purchase Amount” means an amount equal to the Principal plus accrued and unpaid Interest.

(z) “Securities” means, collectively, the Notes and the Holder Stock.

(aa)    “Security Agreement” means that certain Security Agreement, dated as of the Issuance Date, made by certain affiliates and subsidiaries of the Company in favor of the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(bb)   “Security Documents” means, collectively, the Security Agreement, any mortgage made by the grantors party thereto in favor of the Collateral Agent, the Approved Control Agreements (as defined in the Security Agreement), any Intellectual Property Security Agreements (as described in the Security Agreement) and each other security document and agreement entered into in connection with this Note and each of such other documents and agreements, as each may be amended or modified from time to time.

(cc) “Senior Notes” means the First Lien Notes as defined in the Intercreditor Agreement.

(dd)   “Standard Stock” means the shares of the series of common stock or preferred stock issued to the investors investing new money in the Company in connection with the closing date of the Equity Financing.

(ee) “Subsidiaries” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

(ff)   “Transaction Documents” means, collectively, this Note, the Security Documents, the Guaranties, the Intercreditor Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

WORKHORSE GROUP INC.

By:	/s/ Richard F. Dauch
Name:	Richard F. Dauch
Title:	Chief Executive Officer

Address for notices:

Workhorse Group Inc.
Attn:
3600 Park 42 Drive, Suite 160
Sharonville, Ohio 45241
Email: rick.dauch@workhorse.com

with a copy to (which shall not constitute notice):

Taft Stettinius & Hollister LLP
Attn: Arthur McMahon, III
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202
Email: amcmahon@taftlaw.com

[Signature Page to Note]

The Holder hereby confirms its acceptance of the foregoing Note, and its agreement with the terms, provisions, covenants and agreements set forth therein, as of the date first above written.

MOTIVE GM HOLDINGS II LLC

By:	/s/ [Omitted.]
Name: [Omitted.]
Title: Manager

Address for notices:

Motive GM Holdings II LLC

[Omitted.]

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

Attention: Kira Mineroff

51 John F. Kennedy Parkway

Suite 120

Short Hills, NJ 07078-2704
Email: kira.mineroff@us.dlapiper.com

DLA Piper LLP (US)

Attention: Brent L. Bernell

DLA Piper LLP (US)

303 Colorado Street

Suite 3000

Austin, TX 78701-4653

Email: brent.bernell@us.dlapiper.com

[Signature Page to Note]

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